FILED PURSUANT TO RULE 424(b)(3)
                        Registration No.  333-170477

                                 PROSPECTUS

                                AcroBoo, Inc.

                    1,602,096 shares of common stock

This prospectus relates to the distribution by dividend to all of the original stockholders of Jagged Peak, 1,602,096 shares of AcroBoo's common stock (the "Distribution"). AcroBoo, Inc. is not selling any shares of common stock in this distribution and therefore will not receive any proceeds from this distribution. All costs associated with this registration will be borne by AcroBoo, Inc.

AcroBoo, Inc. is currently a wholly-owned subsidiary of Jagged Peak and after the distribution Jagged Peak and AcroBoo will be an independent companies.

Subject to the Notice of Effectiveness of this Registration Statement, the holders of Jagged Peak common stock will receive one share of AcroBoo, Inc. Class A Common Stock for every ten shares of Jagged Peak common stock that they hold. Following the Distribution, Jagged Peak will not own any shares of AcroBoo, Inc. Since Jagged Peak is the parent of AcroBoo, it is the selling stockholder and the "underwriter," of this offering as such term is defined in the Securities Act of 1933.

You may be required to pay income tax on all or a portion of the value of the shares of AcroBoo, Inc. Class A Common Stock received by you in connection with this Distribution.

Currently, no public market exists for AcroBoo, Inc. common stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not quoted on any exchange or in the over-the-counter market. After this Registration Statement becomes effective, we expect to have an application filed with the Financial
Industry Regulatory Authority (FINRA) for our common stock to be eligible
for quotation on the OTC-Bulletin Board.   In order to make a market for our
common stock on the OTC-Bulletin Board, a market maker must first file an application on our behalf. We have not started the process of engaging a market maker willing to apply for quotation on the OTC Bulletin Board.
There are no assurance that our application for quotation will be accepted by FINRA. This registration statement covers the distribution of shares to existing shareholders of Jagged Peak.

We are a shell company, with no revenues or assets and our auditors have raised substantial doubt as to our ability to continue as a going concern. The purchase of the securities offered through this prospectus involves a high degree of risk.

             SEE SECTION TITLED "RISK FACTORS" ON PAGE 10
             --------------------------------------------

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

The U. S. Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is April 7, 2011.

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
SUMMARY OF DISTRIBUTION................................................. 3
QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF................................ 5
FORWARD-LOOKING STATEMENTS.............................................. 6
THE SPIN-OFF AND PLAN OF DISTRIBUTION..................................  6
SUMMARY FINANCIAL INFORMATION...........................................10
RISK FACTORS............................................................10
RISK FACTORS RELATING TO OUR COMPANY....................................11
RISK FACTORS RELATING TO OUR COMMON SHARES..............................16
CAPITALIZATION .........................................................19
CERTAIN MARKET INFORMATION..............................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............20
DESCRIPTION OF BUSINESS.................................................23
LEGAL PROCEEDINGS.......................................................28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............29
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................31
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........32
THE DISTRIBUTION........................................................34
MANNER OF EFFECTING THE DISTRIBUTION....................................35
FEDERAL INCOME TAX CONSIDERATIONS.......................................41
FEDERAL SECURITIES LAWS CONSEQUENCES....................................43
DESCRIPTION OF SECURITIES...............................................43
SHARES ELIGIBLE FOR FUTURE SALE.........................................44
DIVIDEND POLICY.........................................................47
TRANSFER AGENT..........................................................47
LEGAL MATTERS...........................................................47
EXPERTS.................................................................47
WHERE YOU CAN FIND MORE INFORMATION.....................................49
FINANCIAL STATEMENTS....................................................49

                               PROSPECTUS SUMMARY
                               ------------------

The following summary highlights key aspects contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The holders of Jagged Peak common stock will receive one share of AcroBoo, Inc. Class A Common Stock for every ten shares of Jagged Peak common stock that they hold. Following the Distribution, Jagged Peak will not own any shares of AcroBoo, Inc. Jagged Peak and AcroBoo will be independent companies. AcroBoo intend to become an on-line retailer that purchases products and sells them on-line. AcroBoo differs from its parent, where AcroBoo plans to take actual possession of its products, as compared to Jagged Peak, who acts as a distribution agent for its customers.

Corporate Background
--------------------

The Company was organized June 14, 2010 (Date of Inception) under the laws of the State of Nevada, as AcroBoo, Inc. ("AcroBoo"). The Company was incorporated as a subsidiary of Jagged Peak, Inc. ("Jagged Peak"), a Nevada corporation.

                          SUMMARY OF DISTRIBUTION
                          -----------------------

The board of directors of Jagged Peak approved, subject to the effectiveness of a registration with the U. S. Securities and Exchange Commission, a spin-off to Company shareholders on one-for-ten basis for every share of Jagged Peak common stock, par value $0.001 owned. The AcroBoo stock dividend will be based on 16,020,961 shares of Jagged Peak common stock issued and outstanding as of the record date.

The shares of AcroBoo, Inc. are owned by Jagged Peak, who will distribute the AcroBoo, Inc. shares once the Form S-1 is effective with the U. S. Securities and Exchange Commission. The shares will be distributed by Pacific Stock Transfer Co., Las Vegas, Nevada, which acts as our transfer agent.

After the Distribution, AcroBoo will have one officer and director who is also an officer and director of Jagged Peak. AcroBoo will continue to be controlled and majority owned by the persons who control and majority own the stock of Jagged Peak. Jagged Peak, itself, the Company, will have no ownership in AcroBoo. Jagged Peak will retain no ownership in AcroBoo, Inc. following the spin-off. Further, AcroBoo, Inc. will no longer be a subsidiary of Jagged Peak.

Following the Distribution, Jagged Peak may seek to expand its operations through the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Jagged Peak. Jagged Peak may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Jagged Peak has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

The board of directors and management of Jagged Peak believe that the Distribution is in the best interests of Jagged Peak and its stockholders. Jagged Peak believes that the Distribution will enhance value for Jagged Peak stockholders and that the spin-off its e-commerce and supply chain solutions provider into AcroBoo, Inc. may provide greater access to capital by allowing the financial community to focus solely on each business entity as a stand alone company. This may help provide the different businesses as a stand-alone company to more easily be able to obtain financing from third parties. Jagged Peak' is focused on its fulfillment logistics business, whereby AcroBoo, Inc. will focus its business on e-commerce. See "The Difference Between Jagged Peak" under the "Description of Business" on page 23.

        Why AcroBoo, Inc. Sent This Document To You

AcroBoo, Inc. sent you this document because you were an owner of Jagged Peak common stock on April 7, 2011. You will be entitled to receive a Distribution of one (1) share of Common Stock of AcroBoo, Inc., a wholly-owned subsidiary of Jagged Peak, Inc., for every ten (10) shares of Jagged Peak you own. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your Jagged Peak shares.

This document describes AcroBoo, Inc.'s business, the relationship between Jagged Peak and AcroBoo, Inc., and how this transaction benefits Jagged Peak and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of AcroBoo, Inc. stock you will receive as part of this Distribution. You should be aware of certain risks relating to the Distribution and AcroBoo, Inc.'s business, which are described in this document beginning on page 10.

                  Questions And Answers About The Spin-Off

Q.  How Many AcroBoo, Inc. Shares Will I Receive?

A. AcroBoo, Inc. will distribute to you one (1) share of our common stock for every ten (10) shares of Jagged Peak you owned on May 10, 2011 the record date.

Q.  What Are Shares Of AcroBoo, Inc. Worth?

A. The value of our shares will be determined by their trading price after the spin-off. We do not know what the trading price will be and we can provide no assurances as to value. After the spin-off, our shares will not be listed on any stock exchange. We have not started the process of working with a broker dealer to submit our application to be listed on the OTC-Bulletin Board.

Q.  What Is The History Of The Parent Company?

A. Jagged Peak was incorporated on September 14, 2001. Jagged Peak is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. Jagged Peak's flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time. Jagged Peak serves global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. For more information, visit www.jaggedpeak.com.

Q.  What Do I Have To Do To Receive My AcroBoo, Inc.'s Shares?

A. No action is required by you. You do not need to pay any money or surrender your Jagged Peak common shares to receive our common shares. Our transfer agent will mail your AcroBoo, Inc. common shares to your record address as of the record date.

Q.  When Can I Expect To Receive My Spin-off Shares in AcroBoo, Inc.?

A. Subject to the Notice of Effectiveness of this Registration Statement, by the U. S. Securities & Exchange Commission, our transfer agent will mail you a share certificate representing your shares. If you are not a record holder of Jagged Peak stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Jagged Peak Common Stock should be credited to your account with your stockbroker or nominee following the effectiveness of AcroBoo, Inc.'s registration statement.

                          Forward-looking Statements
                          --------------------------

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied.


About Us
--------

AcroBoo, Inc. was incorporated in Nevada on June 14, 2010 as a wholly-owned subsidiary of Jagged Peak. AcroBoo is an e-commerce on-line retailer. Acroboo is built on an OMS software platform that empowers multi-national corporations to successfully sell online and through other sales channels at multiple distribution points. While managing our own online stores, we were often approached by companies who needed help establishing an online presence. We leverage our knowledge and infrastructure to offer services to assist other retailers expand their sales channel to the Web. Our services have evolved to include online retailing, e-channel development, e-marketing, and brand protection solutions. AcroBoo plans to search for new solutions that harness the power of the Internet to help companies drive revenue and expand their business. AcroBoo takes actual possession of inventory and generates most of its revenues based on product sales or a percentage of the customers' sales. AcroBoo is an on-line retailer and we will, in some circumstances, sell our expertise as a service to other customers.

The core of the AcroBoo business model and the primary difference between Jagged Peak and AcroBoo is buying products to sell on-line, which is not part of Jagged Peak's business model and is the primary conflict and reason to separate the businesses. AcroBoo will offer products through different websites, that includes, but is not limited to: sunglasses, camping equipment, coffee products, home tools and lighting products.

AcroBoo requires significantly more capital to develop its business model to invest in inventory and marketing of the products it sells on-line, where Jagged Peak does not sell products on-line. Essentially, AcroBoo would be a customer of Jagged Peak, Jagged Peak would never be a customer of AcroBoo.

Our principal offices, which are located at the same address for Jagged Peak, is at 3000 Bayport Drive, Suite 250, Tampa, Florida 33607. Our telephone number is (813) 637-6900.

                      THE SPIN-OFF AND PLAN OF DISTRIBUTION
                      -------------------------------------

Distributing Company      Jagged Peak, a Nevada corporation.  As used
                          in this prospectus, the term Jagged Peak includes Jagged Peak, Inc. unless the context otherwise requires.

Distributed Company       AcroBoo, Inc., a Nevada corporation
                          As used in this prospectus, the terms
                          AcroBoo, Inc., the Company, we, our, us
                          and similar terms mean AcroBoo, Inc.

AcroBoo Shares            Jagged Peak will distribute to AcroBoo
to be Distributed         stockholders an aggregate of 1,602,096 shares
                          of Common Stock, $0.001 par value per share, of AcroBoo, Inc.. The shares of AcroBoo, Inc.
                          Common Stock distributed will constitute 100% of the AcroBoo, Inc. Common Stock outstanding after the Distribution. Immediately following the Distribution, Jagged Peak will not own any shares of AcroBoo Common Stock, and AcroBoo will be an independent public company.

Record Date               If you own Jagged Peak shares at the close
                          of business on May 10, 2011 (the "Record Date"), then you will receive AcroBoo, Inc. Common
                          Stock in the Distribution.

Distribution Date         You will receive your AcroBoo, Inc.,
                          stock certificate from our transfer agent.
                          The stock certificate will be mailed to you after our Registration Statement becomes effective.
                          If you are not a record holder of Jagged Peak stock because such shares are held on your behalf by your stockbroker or other nominee, your AcroBoo
                          Common Stock should be credited to your account with your stockbroker or other nominee after the Distribution date. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution              On the Distribution Date, the Distribution agent
                          identified below will begin distributing certificates representing our Common Stock to Jagged Peak stockholders. You will not be required to make any payment or take any other action to receive your shares of our Common Stock.

Distribution Ratio        Jagged Peak will distribute to AcroBoo, Inc.
                          stockholders an aggregate of 1,602,096 shares of Common Stock of AcroBoo, based on 16,020,961 shares&
                          Jagged Peak outstanding on the record date.
                          Therefore, for every ten shares of Jagged Peak common stock that you own of record on May 10, 2011 you will receive one share of AcroBoo, Inc.
                          Company Common Stock. Any resulting fractional shares shall be rounded up to a whole share. Any shareholder who owns nine (9) or fewer common shares will receive one (1) share of AcroBoo.

Distribution Agent        Pacific Stock Transfer Co.  Their address is:
                          4045 South Spencer Street, Suite 403, Las Vegas, NV
                          89119.  Their telephone number is: (702) 361-3033

Transfer Agent and        Pacific Stock Transfer Co.  Their address is:
Registrar for the Jagged  4045 South Spencer Street, Suite 403, Las Vegas, NV
Peak Shares               89119.  Their telephone number is: (702) 361-3033.

Trading Market            Our stock is not quoted on any exchange.

Dividend Policy           Jagged Peak has not paid cash dividends in the
                          past, and we anticipate that following the Distribution neither Jagged Peak nor AcroBoo will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by Jagged Peak and AcroBoo, Inc. will be at the sole discretion of their respective boards of directors.

Risk Factors              The Distribution and ownership of our Common Stock
                          involve various risks. You should read carefully the factors discussed under "Risk Factors" beginning on page 10. Several of the most significant risks of the Distribution include

                          o The Distribution may cause the price of Jagged Peak Common Stock to decline.

                          o There has not been a prior trading market for AcroBoo, Inc. Common Stock and a trading market for our Common Stock may not develop.

                          o The Distribution of Jagged Peak Common Stock may result in tax liability to you.

                          o      Jagged Peak and/or AcroBoo, Inc.
                                 may in the future, sell or issue
                                 unregistered convertible securities
                                 which are convertible into common
                                 shares of their common stock without
                                 limitations on the number of common
                                 shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

Federal Income Tax        Jagged Peak and AcroBoo, Inc. do not intend for
Consequences              the Distribution to be tax-free for U.S. federal
                          income tax purposes. You may be required to pay income tax on the value of your shares of AcroBoo
                          Common Stock. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our Relationship with     After the Distribution, AcroBoo will have one
Jagged Peak after         officer and director who is also an officer
the Distribution          and director of Jagged Peak.  AcroBoo will
                          continue to be controlled and majority owned by the persons who control and majority own the stock of Jagged Peak. Jagged Peak, itself, the Company, will have no ownership in AcroBoo.

Board of Directors of     After the Distribution, AcroBoo, Inc.,
AcroBoo                   is expected to have an initial board of one director.
                          The initial directors will serve a one-year term.
                          Mr. Dan Furlong, an officer and the second largest shareholder of Jagged Peak has been identified to serve on the initial board of AcroBoo,Inc.

Management of AcroBoo     Mr. Furlong will serve as Chairman of the Board
                          of AcroBoo, Inc. and will also serve
                          as President and Chief Executive Officer of
                          AcroBoo, Inc.  Mr. Furlong will
                          devote to the management of AcroBoo, Inc.
                          approximately 15-20 hours per week to company matters.

Stockholder Inquiries     Any persons having inquiries relating to the
                          Distribution should contact the Shareholder
                          Services department of the distribution agent at
                          (702) 361-3033 or AcroBoo, Inc., in writing at AcroBoo, Inc., 3000 Bayport Drive, Suite 250,
                          Tampa, Florida 33607 or by telephone at
                          (813) 637-6900.

                            SUMMARY FINANCIAL INFORMATION
                            -----------------------------


                                           Three months      From Inception
                                              ending       (June 14, 2010)to
                                           Dec 31, 2010    September 30, 2010
                                           (unaudited)          (audited)
                                          --------------   ------------------
Statement of Operations Data:
  Revenues                                $       -            $      -
  Net Loss                                $       -            $   (4,575)
  Net Loss Per Common Share -
     Basic and Diluted                                         $    (0.00)

Balance sheet data:
                                         December 31, 2010   September 30, 2010
                                         -----------------   ------------------
Working Capital                           $       0            $      0
Total Assets                              $       0            $      0
Additional paid-in capital                $   4,575            $    4,575
Deficit accumulated during
     development stage                    $  (4,575)           $   (4,575)



                                 RISK FACTORS
                                 ------------

All parties and individuals reviewing this Form S-1 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. This registration statement covers the distribution of shares to existing shareholders of Jagged Peak. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

                      RISK FACTORS RELATING TO OUR COMPANY
                      ------------------------------------

1. SINCE WE ARE A DEVELOPMENT COMPANY, AND WE HAVE NOT GENERATED ANY REVENUES, THERE IS NO ASSURANCE THAT OUR BUSINESS PLAN WILL EVER BE SUCCESSFUL.

Our company was incorporated on June 14, 2010, we are a spin-off of Jagged Peak. We have realized no revenues. We are considered a shell company.
We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this Distribution.


2. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO BUILD ANY BUSINESS OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Notes to Financial Statements included in this Registration Statement, at December 31, 2010 we had no working capital, no assets, and no stockholders' equity. In addition, we had a net loss of approximately $(4,575) for the period from inception (June 14, 2010) to December 31, 2010.

These factors raise substantial doubt that we will be able to build any business operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period from inception (June 14, 2010) to September 30, 2010. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  WE EXPECT LOSSES IN THE FUTURE BECAUSE WE HAVE GENERATED NO REVENUE.

We have generated no revenues to date, we expect losses over the next twelve
(12) months based on the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating significant revenues in the future. We recognize that if we are unable to generate significant revenues, we will not be able to earn profits or build operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. WE HAVE NO OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND WE MAY BE UNABLE TO OPERATE PROFITABLY AS A STAND-ALONE COMPANY.

AcroBoo, Inc. does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Jagged Peak and AcroBoo, Inc. have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, AcroBoo, Inc. will be an independent company, unable to rely on Jagged Peak. Following the Distribution, AcroBoo, Inc. will maintain its own credit and banking relationships and perform its own financial and investor relations functions. AcroBoo, Inc. may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as fully reporting independent public company, and the development of such structure will require a significant amount of management's time and other resources.


5. SINCE OUR OFFICER WORKS FOR US PART TIME, HIS OTHER ACTIVITIES COULD SLOW DOWN OUR BUSINESS.

Mr. Dan Furlong, our sole officer, does not work for AcroBoo exclusively. He is also the Chief Operations Officer of Jagged Peak. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment with Jagged Peak. His other activities will prevent him from devoting full-time to our business which may reduce our financial results because of the slow down in the business.

Mr. Dan Furlong, the President and Director of the company, plans to devote approximately 15-20 hours per week to company matters. The responsibility of developing the company's business, the Distribution of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Furlong. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Mr.
Mr. Furlong intends to limit his role in his other business activities and devote more of his time to AcroBoo, Inc. after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

6. OUR BUSINESS MAY REQUIRE ADDITIONAL CAPITAL AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We may require additional capital to finance our growth, purchase technologies and build our infrastructure. Our capital requirements may be influenced by many factors, including:

   o  the demand for our products and services;
   o  the timing and extent of our investment in new technology;
   o  the level and timing of revenue;
   o  the expenses of sales and marketing and new product development;
   o  the cost of facilities to accommodate a growing workforce;
   o the extent to which competitors are successful in developing new products and increasing their market shares; and
   o the costs involved in maintaining and enforcing intellectual property rights.

To the extent that our resources are insufficient to fund our future activities, we may need to raise additional funds through public or private financing. However, additional funding, if needed, may not be available on terms attractive to us, or at all. Our inability to raise capital when needed could have a material adverse effect on our business, operating results and financial condition. If additional funds are raised through the issuance of equity securities, the percentage ownership of our company by our current shareholders would be diluted.


7. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our business could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

8. MANY OF OUR FUTURE CURRENT AND POTENTIAL COMPETITORS HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO, AND THEREFORE WE MAY BE AT A DISADVANTAGE IN COMPETING WITH THEM.

We expect a small percentage of our revenues will be generated from software programs and that we have yet to develop. Once developed, we will compete with other supply chain software vendors, including SAP, Oracle Corporation, JDA Software Group, SAP AG, Infor, Inc., Manhattan Associates,Lawson Software Inc. and others. Some of our current and potential competitors have significantly greater financial, marketing, technical and other competitive resources than we do, as well as greater name recognition and a larger installed base of clients. The e-commerce software market has experienced significant consolidation. This consolidation has included numerous mergers and acquisitions, including takeovers such as the Oracle acquisitions of PeopleSoft, Retek, ProfitLogic, Inc., 360 Commerce, Siebel Systems, Inc. and Global Logistics Technologies, Inc.; SAP AG's acquisitions of Triversity, Inc. and Khimetics. Inc.; and JDA Software's acquisition of Manugistics
Group and i2 Technologies. It is difficult to estimate what long term effect these acquisitions will have on our competitive environment. We expect to encounter competitive situations where we suspect that large competitors, in order to encourage customers to purchase licenses of non-retail specific applications and gain retail market share, have also offered to license at no charge certain retail software applications that compete with our solutions. If competitors such as Oracle and SAP AG and other large private companies are willing to license their retail and/or other applications at no charge, this may result in a more difficult competitive environment for our products.

In addition, we could face competition from large, multi-industry technology companies that have historically not offered an enterprise solution set to the retail supply chain market. We cannot guarantee that we will be able to compete successfully for customers against our current or future competitors, or that competition will not have a material adverse effect on our business, operating results and financial condition. Also, some prospective buyers are reluctant to purchase applications that could have a short lifespan, due to an acquisition resulting in the application's life being abruptly cut short. In addition, increased competition and consolidation in these markets is likely to result in price reductions, reduced operating margins and changes in market share, any one of which could adversely affect us. If customers or prospects want to reduce the number of their software vendors, they may elect to purchase competing products from a larger vendor than us since those larger vendors offer a wider range of products. Furthermore, certain of these larger vendors, such as Oracle, may be capable of bundling their software with their database applications, which underlie a significant portion of our installed applications. When we compete with these larger vendors for new customers, we believe that these larger businesses often attempt to use their size as a competitive advantage against us.

Many of our competitors have well-established relationships with our current and potential clients and have extensive knowledge of our industry. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in client requirements or to devote greater resources to the development, promotion and sale of their products than we can. Some competitors have become more aggressive with their prices and payment terms and issuance of contractual implementation terms or guarantees. We may be unable to continue to compete successfully with new and existing competitors without lowering prices or offering other favorable terms. Furthermore, potential customers may consider outsourcing options, including application service providers, data center outsourcing and service bureaus, as alternatives to licensing our software products. Any of these factors could materially impair our ability to compete in this anticipated small business segment and adversely effect on our operating performance and financial condition based on the percent of business to be generated from our software programs.

9. DISRUPTIONS IN THE FINANCIAL AND CREDIT MARKETS, THE CONTINUING ECONOMIC DOWNTURN, AND OTHER EXTERNAL INFLUENCES IN THE U.S. AND GLOBAL MARKETS MAY REDUCE DEMAND FOR OUR SOFTWARE AND RELATED SERVICES, WHICH MAY NEGATIVELY AFFECT OUR REVENUES AND OPERATING RESULTS.

Our revenues and profitability will depend on the overall demand for our software, professional services and maintenance. Regional and global changes in the economy and financial markets, such as the current severe global economic downturn, have resulted in companies reducing their spending for technology projects generally and delaying or reconsidering potential purchases of our products and related services. Adverse conditions in credit markets, reductions in consumer confidence and spending, the fluctuating cost of fuel and commodities and their effects on the U.S. and global economies and markets are examples of negative changes that have delayed or canceled
certain potential customer purchases.   Recent weakness in European economies
may adversely affect demand for our products and services, both directly and by adversely affecting business conditions that our customers face, as many of our U.S. customers rely heavily on European sales. There can be no assurance that government responses to the disruptions in the financial markets or to weakening economies will restore confidence, stabilize markets or increase liquidity and the availability of credit.

These economic and political conditions may reduce the willingness or ability of our prospective customers to commit funds to purchase our products and services or to renew post-contract support agreements, or their ability to pay for our products and services after purchase. These conditions would have a significant negative impact on our revenues and operating results.

10. IF OUR PRODUCTS ARE NOT ABLE TO DELIVER QUICK, DEMONSTRABLE VALUE TO OUR CUSTOMERS, OUR BUSINESS COULD BE SERIOUSLY HARMED.

We plan to purchase products to sell on-line through different websites.
We will most likely need to deliver products that offer value to our future customers or our competitors may gain important strategic advantages over us. If we cannot successfully respond to these market demands, or if our competitors respond more successfully than we do, our business, results of operations and financial condition could be materially and adversely affected.


11. IF WE DO NOT MAINTAIN SOFTWARE PERFORMANCE ACROSS ACCEPTED PLATFORMS AND OPERATING ENVIRONMENTS, OUR LICENSE AND SERVICES REVENUE COULD BE ADVERSELY AFFECTED.

We expect a small percentage of our revenues will be generated from software programs and that we have yet to develop. The markets for our future software products are characterized by rapid technological change, evolving industry standards, changes in customer requirements and frequent new product introductions and enhancements. We will need to evaluate new technologies and implement advanced technology into our future products. However, if in our product development efforts we fail to accurately address, in a timely manner, evolving industry standards, new technology advancements or important third-party interfaces or product architectures, sales of our products and services will suffer.

Market acceptance of new platforms and operating environments may require us to undergo the expense of developing and maintaining compatible product lines. We can license our software products for use with a variety of popular industry standard relational database management system platforms using different programming languages and underlying databases and architectures. There may be future or existing relational database platforms that achieve popularity in the marketplace and that may or may not be architecturally compatible with our software product design. In addition, the effort and expense of developing, testing, and maintaining software product lines will increase as more hardware platforms and operating systems achieve market acceptance within our target markets. Moreover, future or existing user interfaces that achieve popularity within the business application marketplace may or may not be architecturally compatible with our current software product design. If we do not achieve market acceptance of new user interfaces that we support, or adapt to popular new user interfaces that we do not support, our sales and revenue may be adversely affected. Developing and maintaining consistent software product performance characteristics across all of these combinations could place a significant strain on our resources and software product release schedules, which could adversely affect revenues and results of operations.


12. IMPLEMENTATION OF OUR PRODUCTS CAN BE COMPLEX, TIME-CONSUMING AND EXPENSIVE, CUSTOMERS MAY BE UNABLE TO IMPLEMENT OUR PRODUCTS SUCCESSFULLY, AND WE MAY BECOME SUBJECT TO WARRANTY OR PRODUCT LIABILITY CLAIMS, WHICH COULD BE COSTLY TO RESOLVE AND RESULT IN NEGATIVE PUBLICITY.


Any software products we develop, which we believe would represent a small percentage of our business must integrate with the many existing computer systems and software programs of our customers. This can be complex, time-consuming and expensive, and may cause delays in the deployment of our products. Our customers may be unable to implement our future products successfully or otherwise achieve the benefits attributable to our products. Although we plan to test each of our new products and product enhancement releases and evaluate and test the products we might obtain through acquisitions before introducing them to the market, there may still be significant errors in existing or future releases of our software products, with the possible result that we may be required to expend significant resources in order to correct such errors or otherwise satisfy customer demands. In addition, any defects in our future software products or difficulty integrating our products with our customers' systems could result in delayed or lost revenues, warranty or other claims against us by customers or third parties, adverse customer reaction and negative publicity about us or our products and services or reduced acceptance of our products and services in the marketplace, any of which could have a material adverse effect on our reputation, business, results of operations and financial condition.

13. IF WE ARE UNABLE TO ATTRACT KEY EMPLOYEES, WE MAY BE UNABLE TO SUPPORT THE GROWTH OF OUR BUSINESS.

Successful execution of our business strategy depends, in large part, on our ability to attract and retain qualified employees and other personnel with the skills and qualifications necessary to fully execute our programs and strategy. Competition for talent among companies in the our industry is intense and we cannot assure you that we will be able to continue to attract or retain the talent necessary to support the growth of our business.


14. OUR FOUR LARGEST SHAREHOLDERS OWN APPROXIMATELY 66 PERCENT OF THE CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our five largest shareholders, beneficially have the right to vote approximately 66 percent of our outstanding common stock. As a result, these shareholders will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these five individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

15.  WE FACE RISKS ASSOCIATED WITH THE SECURITY OF OUR PRODUCTS.

Any software products we may develop and sell in the future will be subject to security risks to our future customers. Attempts by experienced computer programmers, or hackers, to penetrate client network security or the security of web sites to misappropriate confidential information are currently an industry-wide phenomenon that affects computers and networks across all platforms. We have intend to include security features in certain of our future Internet browser-enabled products that are intended to protect the privacy and integrity of customer data. In addition, we plan to develop software applications that use encryption technology to provide the security necessary to effect the secure exchange of valuable and confidential information. Despite any of these security features we plan to employ, our products may be vulnerable to break-ins and similar problems caused by Internet users, which could jeopardize the security of information stored in and transmitted through the computer systems of our customers. Actual or perceived security vulnerabilities in our products (or the Internet in general) could lead some customers to seek to reduce or delay future purchases or to purchase competitors' products which are not Internet-based applications. Customers may also increase their spending to protect their computer networks from attack, which could delay adoption of new technologies. Any of these actions by customers and the cost of addressing such security problems may have an adverse effect on our anticipated small business software segment.


16. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $10,000 of incremental operating expenses in 2010, our first year of being a public company. We project that the total incremental operating expenses of being a public company will be approximately $12,000 for 2011. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. We must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Sarbanes-Oxley will require that we incur substantial accounting expense and expend significant management efforts. Moreover, if we are not able to comply with the requirements of Sarbanes-Oxley in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

                     RISKS RELATING TO OUR COMMON SHARES
                     -----------------------------------

17. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


18. IF OUR SHARES OF COMMON STOCK ARE QUOTED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosures relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

19. AS THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, THEY ARE AN ILLIQUID INVESTMENT AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

No market currently exists for our securities and we cannot assure you that such a market will ever develop, or if developed, will be sustained. Our common stock is not currently eligible for quotation on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for admission to quotation of our securities on the OTC-Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC-Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between AcroBoo, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this Distribution. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment. If no market for our shres materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

The Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, announcements of technological innovations or new solutions by the Company or its competitors, general conditions in e-commerce and supply chain solutions industry, and other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced price and volume fluctuations, which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse eject on the market price of the Company's common stock if it ever becomes tradable.

20. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.


21. WE ARE CLASSIFIED AS A "SHELL COMPANY" UNDER THE EXCHANGE ACT. AND OUR SHARES CAN ONLY BE RESOLD THROUGH REGISTRATION OR BY MEETING CONDITIONS OF RULE 144.

Acroboo is a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, Section 4(1) of the Securities Act, if available, for non-affiliates, or by meeting the conditions of Rule 144(i) promulgated under the Securities Act. A "shell company" means a registrant, other than an asset-backed issuer, that has:

     o   No or nominal operations; and

     Either,

     o  no or nominal assets;
     o  assets consisting solely of cash and cash equivalents; or
     o assets consisting of any amount of cash and cash equivalents and nominal other assets.

The provisions of Rule 144(i) providing for the six month holding period are not available for the resale of securities initially issued by a "shell company."

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, we must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, inasmuch as we have filed the registration statement with respect to this prospectus.


22. WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.


23. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               CAPITALIZATION
                               --------------

The following table sets forth, as of December 31, 2010, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                       December 31, 2010
                                                       ------------------

                                                            Actual
                                                         -----------

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                 -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, none issued and outstanding
    as of 12/31/2010                                               -
   Additional paid-in capital                                  4,575
   (Deficit) accumulated during development
    stage                                                     (4,575)
                                                         ------------
                                                                   -
                                                         ------------
                                                         $         -
                                                         =============

                           CERTAIN MARKET INFORMATION
                           --------------------------

There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until the spin-off registration has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of AcroBoo, Inc. and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the
U. S. Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All statements made in this prospectus are as of the date of this prospectus.

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Overview
--------

AcroBoo is an e-commerce and supply chain solutions and services provider. Prior to incorporation its websites were not fully functional.

Results of Operations for Three Months Ending December 31, 2010
---------------------------------------------------------------

We earned no revenues since our inception on June 14, 2010 through
December 31, 2010.  We do not have any current marketable operations at this time. Based on the fact, that AcroBoo is a spin-off of Jagged Peak's business, management anticipates that the Company will start generating revenues of $5,000 to $10,000 per month. At this time, management considers the revenues and the costs derived from the Jagged Peak websites, which will be transferred to AcroBoo to be nominal and not material to the
Company's financial condition.   Management intends to transfer these
websites to AcroBoo upon the effectiveness of the Registration Statement. Management does not expect AcroBoo to be profitable for at least twelve to eighteen months.

For the period of inception through December 31, 2010 we generated no income. For the Quarter ending December 31, 2010, we had no expenses and a net loss for the Quarter of $0.

Since our inception on June 14, 2010, we experienced a net loss of $(4,575). Our loss was attributed to organizational expenses, specifically incorporation fees in the State of Nevada. We anticipate our operating expenses will increase as we build our operations. Some of our increased expenses will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the U. S. Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues
--------

We generated no revenues for the period from inception (June 14, 2010) through December 31, 2010. We anticipate we will be generating revenues in the near future, since we are spinning-off operations from our parent.

Liquidity and Capital Resources
-------------------------------

Our balance sheet as of December 31, 2010 reflects no assets and no current liabilities.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $3,000,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. See AcroBoo, Inc. Funding Requirements on page 24.

We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Future Financings
-----------------

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Management anticipates AcroBoo needs to raise $3,000,000 in future offerings of our common stock. The funds would be used to a) purchase initial inventory; b) develop web sites and infrastructure; c) execute on-line marketing campaigns and build awareness of the websites and new products;
and d) used as working capital to run the business. In the event we are unable to raise $3,000,000, AcroBoo still can build its infrastructure, but to a smaller degree. If we are unable to raise any funds we may consequently go out of business. There are no formal or informal agreements to attain such financing and we can not assure you that any financing can be obtained. If we are unable to raise these funds, we will not be able to implement any of our proposed business activities and may be forced to cease operations. The table below illustrates our business plan that constitute top priorities.  Each material event or milestone listed in the table below will
be required until revenues are generated.   Each step needs to be completed
before we can move on to the next step with these milestones. Therefore, we are unable to provide a timeline, in that, if one step is not achieved, the remaining steps cannot be completed.


                                                            Anticipated
                                 Manner                     time needed to
        Milestone                of achievement             complete milestone
  ----------------------------------------------------------------------------

1.    Business plan       Prepared by officer of the       Already completed
      developed           Company

2.    Separate company    Spin-off of Subsidiary           In process
      formed with own
      management

3.    Company becomes     Files Registration               In process
      non-deficient       with SEC and completes
      fully reporting     comments

4.    Broker-dealer       Company seeks a                  Following
      applies for         market maker                     Effectiveness
      OTC-BB listing                                       of Registration

5.    Transfer of         Transfer domain                  Following
      Jagged Peak         names to AcroBoo                 effectiveness
      websites to                                          of Registration
      AcroBoo

6.    Company generates   Spin-off of parent's             Next two months,
      revenues            business segment                 management expects
                                                           $5-10,000 per mo.

7.    Business plan       Pipe transaction to              Six months after
      fully funded        raise $3,000,000 (stock          OTC-BB listing
                          must be trading)

8.    The Company         Business fully                   12-18 months
      operates at a       operational                      after funding
      profit

Going Concern Consideration
---------------------------

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements
------------------------------

We have no off-balance sheet arrangements.


                             DESCRIPTION OF BUSINESS
                             -----------------------

Corporate History
-----------------

The Company was organized June 14, 2010 (Date of Inception) under the laws of the State of Nevada, as AcroBoo, Inc. The Company was incorporated as a subsidiary of Jagged Peak, a Nevada corporation. We consider ourselves to be a shell company. We do not consider ourselves to be a blank check company as we do not have any plans to be acquired or to merge with another company or engage in a reverse merger with any entity in an unrelated industry.


AcroBoo, Inc. Business Plan
---------------------------

AcroBoo plans to purchase products to sell on-line through different websites. AcroBoo's proposed product line will include, but is not limited to: sunglasses, camping equipment coffee products, home tools and lighting products. Management believes it can help other companies establish an online presence. We plan to leverage our knowledge whereby we plan to offer services to assist other retailers to expand their sales channel to the Web. Management views these as important abilities in running an on-line business and they are part of AcroBoo's operation to sell products and protect its brands. AcroBoo on occasion plans to sell these services to clients desiring to run an on-line business but does not have their own in-house expertise. This is only expected to be a small portion of the business in the beginning years as AcroBoo builds up the number of products it sells on-line.

AcroBoo plans to search for new solutions that harness the power of the Internet to help companies drive revenue and expand their business. The company takes possession of inventory and expects to generates most of its revenues based on product sales or a percentage of the customers' sales. In order to facilitate our core business of buying products to sell online, management plans to develop software programs to enable the purchases and shipment of these products. If management is successful in developing these logistical software programs to ship its own products, management plans to license these software programs. Management expects a small percent of its revenues will be generated from licensing its software products. (See Licensing, page 25.)

The Difference Between Jagged Peak and AcroBoo
----------------------------------------------

Jagged Peak is a total commerce business, which includes the software platform and all of the logistics it takes to get a clients product to the end customer. Jagged Peak does not take possession of any product, it does not interact with the end consumer of a product, has no control over pricing, advertising and is not paid based on the sale of the product. AcroBoo plans to purchase products and sells them on-line. AcroBoo plans to take possession of products and the risk of loss on product, it will have full control over the pricing of the product and AcroBoo will produce its margins not on a transaction basis, but based on the margin between the price of the product that is sold on-line and the ability for AcroBoo to purchase the product from the manufacturer. AcroBoo will require significantly more capital to develop its business model to invest in inventory and marketing of the products it plans to sell on-line, where Jagged Peak does not sell products on-line. Essentially, AcroBoo would be a customer of Jagged Peak, Jagged Peak would never be a customer of AcroBoo.

The Jagged Peak directors decided it was in the best interest of Jagged Peak, Inc. and AcroBoo, Inc. Company's shareholders to spin-off AcroBoo, Inc.
to minimize any potential of conflict of interest, in utilizing the same resources and in accessing funding. Although AcroBoo will be a company, it will continue to be controlled by the persons who control Jagged Peak.

AcroBoo, Inc. Funding Requirements
----------------------------------

AcroBoo, Inc. needs funding to fully execute its business plan. AcroBoo, Inc. will require at least $3,000,000 to build its infrastructure, market its services and build a client base.

The $3,000,000 will be used for the following:

o  $1,000,000 in initial inventory purchases
o  $  500,000 in the development of the web sites and infrastructure
o  $1,000,000 in on-line marketing campaigns to build awareness of the web sites and new products
o  $  500,000 in working capital to run the business.

If AcroBoo raises less then $3,000,000, AcroBoo still can build its infrastructure, but to a smaller degree. Limited funding will not preclude AcroBoo from moving forward with its business plan. Once the business begins to operate and generate sales, management expects accounts receivable balances and thus a significant amount of working capital will not be necessary until the Company desires to expand the products (increase in inventory).

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Sales and Marketing
-------------------

We plan to market our products and services through direct and indirect sales channels. We will conduct our principal sales and marketing activities from corporate headquarters. We plan to develop a network of agents who assist in selling our products globally. We intend to utilize these and future relationships with software and service organizations to enhance our sales and marketing position. These independent distributors and resellers will distribute our product lines domestically and in foreign countries. These vendors typically sell their own consulting and systems integration services in conjunction with licensing our products.

We support our sales activities by conducting a variety of marketing programs including public relations, direct marketing, advertising, trade shows, product seminars, user group conferences and ongoing customer communication and industry analysts programs. We plan to participate in industry conferences such as those organized by the Council of Supply Chain Management Professionals and the Institute for Supply Management.

We also plan to engage in third-party software alliance programs with other software vendors. These programs generally provide some type of assistance for developing or marketing software products which are compatible with products of the other party.

Licenses
--------

Management expects AcroBoo will earn a small percent of its revenue from fees generated from licensing our software products. In consideration of the payment of license fees, we may grant non-exclusive, nontransferable, perpetual licenses, which are primarily business unit and user-specific and geographically restricted. Our standard license agreement will contain provisions designed to prevent disclosure and unauthorized use of our software. In these agreements, we will warrant that our products will function in accordance with the specifications set forth in our product documentation.

The prices for our products are typically functions of the number of modules licensed and the number of servers, users and sites for which the solution is designed and deployed.


Customer Service and Support
----------------------------

We will provide the following services and support to our customers:

Training Support. We offer our customers a professional implementation program that facilitates rapid implementation of our software products. We will help customers define the nature of their project and subsequently proceed through the implementation process. We will provide training for all users and managers involved. We will first establish measurable financial and logistical performance indicators and then evaluate them for conformance during and after implementation. Additional services beyond implementation can include post-implementation reviews and benchmarks to further enhance the benefits to customers.

General Training Services. We will offer our customers post-delivery professional services consisting primarily of implementation and training services, for which we will charge on a daily basis. Customers that purchase implementation services will receive assistance in integrating our solution with existing software applications and databases.

Maintenance and Support Services. We will provide our customers with ongoing product support services. Typically, we expect to enter into support or maintenance contracts with customers for an initial one- to year term, with a renewal for additional periods thereafter. Under these contracts, we will provide telephone consulting, product updates and releases of new versions of products previously purchased by the customer, as well as error reporting and correction services. We will also provide ongoing support and maintenance services through telephone, electronic mail and web-based support, using a call logging and tracking system for quality assurance.

Research and Development
-----------------------

Our future success depends in part upon our ability to respond to changing customer requirements, introducing new or enhanced products, and keeping pace with technological developments and emerging industry standards. We plan to focus our research development efforts on several areas to help us buy products to sell online, including, but not limited to, enhancing operability of our products across distributed and changing communication infrastructure and operating systems and relational databases. Our research development efforts are being designed to deploy applications that tie together customer and corporate information, such as processing customer orders verus inventory needed across an entire organization and supply chain environment, including the internet.

Competition
-----------

Our competitors are diverse and offer a variety of solutions directed at various aspects of the supply chain, as well as the enterprise application market as a whole. Our existing competitors include:

o Large application software vendors such as SAP, Oracle and Infor, each of which offers sophisticated solutions that currently, or may in the future, incorporate supply chain management modules, advanced planning and scheduling, warehouse management, transportation or collaboration software;

o  Vendors focusing on the supply chain application software market; and

o  Internal development efforts by corporate information technology companies.

To the extent such vendors develop or acquire systems with functionality comparable to our products, their significant installed customer base, long-standing customer relationships and ability to offer a broad solution could provide a competitive advantage over our products.

We also expect to face additional competition as other established and emerging companies enter the market for collaborative e-commerce and supply chain management software and new products and technologies are introduced. In addition, current and potential competitors have made and may continue to make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of our prospective customers. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Increased competition could result in fewer customer orders, reduced gross margins and loss of market share.

The principal competitive factors in the target markets in which we compete include product functionality and quality, domain expertise, integration technologies, product suite integration, breadth of products and related services such as customer support, training and implementation services.

Many of our competitors and potential competitors have a broader worldwide presence, longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition, and a larger installed base of customers than we have. Some competitors have become more aggressive with their prices, payment terms and issuance of contractual implementation terms or guarantees. In order to be successful in the future, we must continue to develop innovative software solutions and respond promptly and effectively to technological change and competitors' innovations. We may also have to lower prices or offer other favorable terms. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products.

We believe that our principal competitive advantages are our comprehensive, integrated solutions, the ability of our solutions to generate business benefits for our customers, our investment in product development, our domain expertise, the ease of use of our software products, implementation services, and our ability to deliver rapid return on investment for our customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major studios. We will attempt to protect proprietary and intellectual property rights to our e-commerce software through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. We also plan to conduct business in other countries in which there is no copyright or trademark protection. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

We plan to provide software products to customers under a non-exclusive license agreements. As is customary in the software industry, in order to protect our intellectual property rights, we do not plan to sell or transfer title to our products to our customers. Although the license agreements may place restrictions on the customer's use of our products, unauthorized use of our future products nevertheless may occur.

Despite measures we plan to take to protect our proprietary rights, unauthorized parties may attempt to reverse engineer or copy aspects of our future products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult and expensive. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

Due to the nature of the Company's business, AcroBoo, Inc. does not need to seek direct government approval for its services.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

The Company is not currently subject to many direct government regulations, other than the securities laws and the regulations thereunder applicable to all publicly owned companies, the laws and regulations applicable to general businesses. It is possible that certain laws and regulations may be adopted at the local, state, national and international level that could effect the Company's operations. Changes to such laws could create uncertainty in the marketplace which could reduce demand for the Company's products or increase the cost of doing business as a result of costs of litigation or a variety of other such costs, or could in some other manner have a material adverse effect on the Company's business, financial condition, results of operations and prospects. If any such law or regulation is adopted it could limit the Company's ability to operate and could force the business operations to cease, which would have a significantly negative effect on the Company.

Employees
---------

We have two part-time employees in addition to Mr. Dan Furlong, our President. The first part-time employee is on-line marketing employee doing the sales and driving traffic to the site. The second part-time employee will make sure the ordered products are in-stock, or purchase them if necessary or have them drop shipped to the customer. Additionally, the second part-time employees will handle all of the support calls from the consumer and will make sure that the customers are satisfied. This person will also be responsible to ensure that the accountants have the necessary information to produce the required financial statements for AcroBoo.

All functions, including development, strategy, negotiations is being provided by Mr. Furlong on a voluntary basis, without compensation. Once the Company starts generating sufficient cash flows, our sole officer would be entitled to compensation for his services and past services rendered to the Company.

Description of Property
-----------------------

Our offices are currently located at 3000 Bayport Drive, Suite 250, Tampa, Florida 33607. Our telephone number is (813) 637-6900. This space consists of approximately 200 sq. feet within a larger building that is also used by unrelated businesses. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

                             LEGAL PROCEEDINGS
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
         ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of August 31, 2010 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   ----------------------------------
Dan Furlong                  62    Chief Executive Officer,
                                   Chief Financial Officer
                                   Secretary and Director

The business address for our officers/directors is: c/o AcroBoo, Inc., 3000 Bayport Drive, Suite 250, Tampa, Florida 33607. Set forth below is a brief description of the background and business experience of our sole officer/director.

Dan Furlong, CEO/Director
-------------------------

For the past ten years, Mr. Furlong served as Chief Operations Officer and Director of Jagged Peak. Prior to joining Jagged Peak, Mr. Furlong was President and co-Founder of Compass Marketing Services and Paradigm Communications. Previously, Mr. Furlong was Vice President of
Marketing for Dollar Rent-A-Car of Florida - the largest Dollar Rent-A-Car franchise in the country. During his tenure, business at the Florida division increased ten-fold. Mr. Furlong graduated from the University of Wyoming with both undergraduate and graduate degrees in Accounting.

Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Compensation
------------

We presently do not pay our officer/director any salary or consulting fee. We do not anticipate paying compensation to officer/director until our Company can generate sufficient cash flows on a regular basis.

We do not have any employment agreements with our officer/director. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION
----------------------

Summary Compensation
--------------------

As a result of our the Company's current limited available cash, no officer or director received compensation since inception (June 14, 2010)of the Company through December 31, 2010. AcroBoo has no intention of paying any salaries at this time. AcroBoo intends to pay salaries when cash flow permits.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through December 31, 2010.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors
------------------------------------
Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation
-----------------------------------

We do not pay to our directors any compensation for serving as a director on our board of directors. We do not pay to our director or officer any salary or consulting fee.

Employment Agreements
---------------------

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Equity Incentive Plan
---------------------

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is De Joya Griffith & Company, LLC. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Mr. Dan Furlong is the board's financial expert member.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.


                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------


Our officer/director can be considered a promoter of AcroBoo, Inc. in consideration of his participation and managing of the business of the company.

Mr. Dan Furlong, our sole officer/director will be the second largest shareholder of AcroBoo, Inc. He is also the second largest shareholder of
Jagged Peak.   He will own approximately 18% of AcroBoo, Inc. common stock and simultaneously owns approximately 18% of Jagged Peak's common stock. This relationship could create, or appear to create, potential conflicts of interest when Jagged Peak is faced with decisions that have different implications for AcroBoo, Inc. or disputes arising out of any agreements between the two companies. AcroBoo, Inc. does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Mr. Paul Demirdjian and his wife Primrose Demirdjian are the largest shareholders in AcroBoo. They are also the largest shareholders in Jagged Peak. They will own approximately 30% of AcroBoo, Inc. common stock and simultaneously owns approximately 30% of Jagged Peak's common stock. This relationship could create, or appear to create, potential conflicts of interest when Jagged Peak is faced with decisions that have different implications for AcroBoo, Inc. or disputes arising out of any agreements between the two companies. Jagged Peak and AcroBoo do not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table lists, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group, following the Distribution. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the U. S. Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60-days. Under the U. S. Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of AcroBoo, Inc., 3000 Bayport Drive, Tampa, Florida 33607. Percentage of Class is based on 1,602,096 shares that were issued and outstanding as of the record date.


                                         Amount and Nature of    Percentage
    Name of Beneficial Owner     Title   Beneficial Ownership    of Class
----------------------------------------------------------------------------
Dan Furlong (1)                 CEO/Director   289,007             18.0%

Paul Demirdjian
   and Primrose Demirdjian (2)  Shareholders   490,008             30.6%

Vince Fabrizzi (3)              Shareholder    289,007             18.0%

Andrew J. Norstrud (4)          Shareholder      4,000              0.2%
-----------------------------------------------------------------------------
Executive Officers, Directors
   and others (as a group of 1)                289,007              18.0%


(1) Mr. Furlong, 3000 Bayport Drive, Tampa, Florida 33607. Mr. Furlong a Director and Chief Operating Officer of Jagged Peak.
(2) Mr. Demirdjian and Mrs. Demirdjian, 3000 Bayport Drive, Tampa, Florida 33607. All shares are held jointly with Primrose Demirdjian.
     Mr. Demirdjian the Chairman of the Board, Chief Executive Officer of Jagged Peak, and Mrs. Demirdjian is a Director of Jagged Peak.

(3)  Mr. Vince Fabrizzi, 3000 Bayport Drive, Tampa, Florida  33607.
     Mr. Fabrizzi is a Director, Chief Sales and Marketing Officer of Jagged
     Peak.
(4) Mr. Norstrud, 3000 Bayport Drive, Tampa, Florida 33607. Mr. Norstrud is a Director and Chief Financial Officer of Jagged Peak.


We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                                THE DISTRIBUTION
                                ----------------

Introduction
------------

In July, 2010, Jagged Peak board of directors declared a Distribution payable to the holders of record of outstanding Jagged Peak common stock at the close of business on May 10, 2011, (the "Record Date"). The Jagged Peak stock dividend was based on 1,602,096 shares of Jagged Peak's common stock that were issued and outstanding as of the record date.

AcroBoo, Inc. is a wholly-owned subsidiary of Jagged Peak. As a result of the Distribution, 100% of the outstanding AcroBoo Common Stock will be distributed to Jagged Peak stockholders. Immediately following the Distribution, Jagged Peak will not own any shares of AcroBoo, Inc. common stock and AcroBoo will be an independent public company. The AcroBoo common stock will be distributed by stock certificates, issued by Pacific Stock Transfer, Las Vegas, NV, our stock transfer agent.

Management believes this spin-off will help Jagged Peak, Inc. strengthen its operating foundation, achieve long-term growth, and will ultimately improve the corporate value of entire Jagged Peak. Management believes that the overall development of AcroBoo has cost Jagged Peak more than $300,000, the necessary capital to expand the business and fully capitalize on the potential would be a significant cash drain on Jagged Peak. Therefore, it was determined that it would be best to separate, and allow AcroBoo to more freely run its business and obtain outside capital that it can use specifically for the building of its operations.

AcroBoo, Inc. principal executive offices are located at 3000 Bayport Drive, Suite 250, Tampa, Florida 33607, and its telephone number is (813) 637-6900.

Reasons for the Distribution
----------------------------

The board of directors and management of Jagged Peak believe that the Distribution is in the best interests of Jagged Peak and its stockholders.

Our board of directors believes that spinning-off its wholly-owned subsidiary, will accomplish a number of important objectives. The spin-off will separate distinct companies with different financial, investment and operating characteristics so that each can adopt business strategies and objectives tailored to their respective markets. This will allow both companies that have operations that are inconsistent with each other to better prioritize the allocation of their management and their financial resources for achievement of their corporate objectives. Although AcroBoo will be a separate company, it will continue to be controlled by the persons who control Jagged Peak.

The differences is both operational and financial. Jagged Peak's balance sheet has limited assets, other than Accounts Receivables, and long term assets for the software it developed and some equipment. AcroBoo is primarily a cash business. AcroBoo will need to invest in inventory.
AcroBoo will most likely have limited long term assets. Its accounts payables will be limited to a few vendors as AcroBoo begins to build its credit. Management anticipates initially most purchases will be pre-paid. Jagged Peak would use any investment money to acquire new businesses and in limited cases would upgrade its hardware that runs its software. The model overall for Jagged Peak requires very limited investment capital to grow. Whereas, the AcroBoo model requires significant investment in the product that it plans to sell on-line. This necessary capital for AcroBoo's growth would present Jagged Peak's management with a conflict for capital allocation as the business models and funding for each company differs.

The spin-off may provide greater access to capital by allowing the financial community to focus solely on each business entity as a stand alone company.


                    MANNER OF EFFECTING THE DISTRIBUTION
                    ------------------------------------

The Distribution will be made on the basis of one (1) share of AcroBoo, Inc. Common Stock for ten (10) shares of Jagged Peak common stock outstanding on the Record Date. This includes a total of 1,602,096 common shares. Any resulting fractional shares shall be rounded up. Any shareholder who owns nine (9) or fewer common shares will receive one (1) share of AcroBoo. This spin-off will have no effect on the authorized number of common and authorized number of preferred shares and no effect on the par value, $0.001, of the stock for both companies.

At the time of the Distribution, the shares of AcroBoo, Inc. Common Stock to be distributed will constitute 100% of the outstanding AcroBoo, Inc. Immediately following the Distribution, Jagged Peak will not own any AcroBoo, Inc. Common Stock and AcroBoo will be an independent public company.

The shares of AcroBoo, Inc. Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 46.

Jagged Peak and AcroBoo, Inc. will notify Pacific Stock Transfer agent, their mutual stock transfer company to issue the common shares to the AcroBoo, Inc. shareholders upon effectiveness of the AcroBoo, Inc. registration statement. Following the Distribution, each record holder of Jagged Peak stock on the Record Date will receive from the Transfer Agent a share certificate of AcroBoo Common Stock in the stockholder's name based on the same number of Jagged Peak shares owned.

If you are not a record holder of Jagged Peak stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Jagged Peak Common Stock should be credited to your account with your stockbroker or nominee following the effectiveness of AcroBoo's Registration Statement.

Jagged Peak stockholders will not be required to pay any cash or other consideration for the shares of AcroBoo, Inc. Common Stock received in the Distribution, or to surrender or exchange Jagged Peak shares in order to receive shares of AcroBoo, Inc. Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding Jagged Peak shares. No vote of Jagged Peak stockholders is required or sought in connection with the Distribution, and Jagged Peak stockholders will have no appraisal rights in connection with the Distribution.

In order to receive shares of AcroBoo, Inc. Common Stock in the Distribution, Jagged Peak stockholders must be stockholders at the close of business on May 10, 2011, the Record Date. The Distribution will take effect subject to a Notice of Effectiveness for this Registration Statement.

Results of the Distribution
---------------------------

After the Distribution, AcroBoo, Inc. will be a separate company. Although AcroBoo will be a separate company, it will continue to be controlled by the persons who control Jagged Peak. Based on the original number of common shares of Jagged Peak shares outstanding, AcroBoo, Inc. expects to have approximately 80 holders of record of AcroBoo, Inc. who will own all of the issued and outstanding shares of AcroBoo (1,602,096 common shares) immediately after the Distribution. The Distribution will not affect the number of outstanding Jagged Peak shares or any rights of Jagged Peak stockholders.

AcroBoo, Inc. Common Stock
--------------------------

Neither Jagged Peak nor AcroBoo, Inc. makes any recommendations on the purchase, retention or sale of shares of Jagged Peak's common stock or shares of AcroBoo, Inc. Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

If you do decide to purchase or sell any Jagged Peak or AcroBoo shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell Jagged Peak common stock or AcroBoo, Inc. Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

There is not currently a public market for the AcroBoo, Inc. Common Stock. We intend to apply for admission to quotation of our securities on the OTC-Bulletin Board after this prospectus is declared effective by the SEC. The shares of AcroBoo, Inc. Common Stock distributed to Jagged Peak stockholders will be freely transferable, except for (1) shares of AcroBoo, Inc. Common Stock received by persons who may be deemed to be affiliates of Jagged Peak under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of AcroBoo, Inc. Common Stock received by persons who hold restricted shares of Jagged Peak common stock. Persons who may be deemed to be affiliates of Jagged Peak after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with AcroBoo, Inc. and may include certain directors, officers and significant stockholders of AcroBoo, Inc. Persons who are affiliates of AcroBoo, Inc. will be permitted to sell their shares of AcroBoo, Inc. Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

AcroBoo, Inc. stockholders may sell their AcroBoo common stock following the Distribution. Whether an active trading market for AcroBoo, Inc. common stock will be maintained after the Distribution and the prices for AcroBoo, Inc. common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, AcroBoo's results of operations, what investors think of AcroBoo and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Jagged Peak Common Stock and/or AcroBoo, Inc.'s common stock.

Jagged Peak is considered the selling shareholder named in this prospectus and must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. Jagged Peak is deemed to be an "underwriter" within the meaning of the Securities Act. In particular, during such times as Jagged Peak may be deemed to be engaged in a distribution of the common stock, and therefore is considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Admission to Quotation on the OTC-Bulletin Board
------------------------------------------------

We intend to have our common stock be quoted on the OTC-Bulletin Board. If our securities are not quoted on the OTC-Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC-Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever be
qualified for quotation on the OTC-Bulletin Board.   We have not begun the
application process for listing on the OTC-Bulletin Board.   We do not expect
to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever qualified for quotation on the OTC-Bulletin Board. We currently have no market maker who is willing to list quotations for our securities. There can be no assurance that we will be able to obtain an OTC-BB listing.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. After the registration statement becomes effective, and these shares will be issued to the existing shareholders of Jagged Peak. We will not receive any proceeds from the resale of common shares in this offering.

If our common stock becomes quoted on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of the shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3. Such other price as the future shareholders may determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the future shareholders.

We are bearing all costs relating to the registration of the common stock. The future shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The future shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The future shareholders and any broker-dealers who execute sales for the future shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the future shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:


1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations
-----------------------

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale
-------------------------------

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's.
The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption.


                      FEDERAL INCOME TAX CONSIDERATIONS
                      ---------------------------------

General
-------

The following discusses U.S. federal income tax consequences of the spin-off transactions to Jagged Peak stockholders who hold Jagged Peak common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to Jagged Peak stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example:

o foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia);

o  financial institutions;

o  dealers in securities;

o traders in securities who elect to apply a market-to-market method of accounting;

o  insurance companies;

o  tax-exempt entities;

o holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and;

o holders who hold Jagged Peak common stock as part of a hedge, straddle, conversion or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign or state or local laws. Jagged Peak stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

Based upon the assumption that the spin-off fails to qualify as a tax-free Distribution under Section 355 of the Code, then each Jagged Peak stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable Distribution in an amount equal to the fair market value of our common stock when received. This would result in:

o a dividend to the extent paid out of Jagged Peak' current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

o a reduction in your basis in Jagged Peak common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution;

o   referenced above; and then

o gain from the sale or exchange of Jagged Peak common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis;

o each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the Distribution date. However, if a public trading market for our shares does not exist on the Distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

Following completion of the Distribution, information with respect to the allocation of tax basis among Jagged Peak and our common stock will be made available to the holders of Jagged Peak common stock.

Back-up Withholding Requirements
--------------------------------

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

o is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

o provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules

A stockholder who does not supply Jagged Peak with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

                     FEDERAL SECURITIES LAWS CONSEQUENCES
                     ------------------------------------

Of the 1,602,096 shares of AcroBoo, Inc. common stock distributed to Jagged Peak stockholders in the spin-off, following the effectiveness of this Registration Statement, all 1,602,096 shares will be freely transferable under the Act, except for those securities received by persons who may be deemed to be affiliates of Jagged Peak under Securities Act rules. Persons who may be deemed to be affiliates after the spin-off generally include individuals or entities that control, are controlled by or are under common control with AcroBoo, Inc., such as our director and executive officer. Approximately 1,068,022 shares of our common stock will be held by affiliates after completion of the spin-off.

Persons who are affiliates of AcroBoo, Inc. generally will be permitted to sell their shares of AcroBoo, Inc. common stock received in the spin-off only pursuant to Rule 144 under the Securities Act. However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, AcroBoo, Inc. common stock received by AcroBoo affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding AcroBoo, Inc. common stock or the average weekly trading volume for AcroBoo, Inc. common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule 144).

                           DESCRIPTION OF SECURITIES
                           -------------------------

General
-------

Our authorized common stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share. Upon Distribution, there will be 1,602,096 common shares outstanding which were held by approximately eighty
(80) stockholders of record. There are 5,000,000 preferred shares authorized and none issued.

Common Stock
------------

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty-one percent (51%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE
                         -------------------------------

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144
--------

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Special provisions for "Shell Companies
---------------------------------------

The provisions of Rule 144 providing for the six month holding period are not available for the resale of securities initially issued by a "shell company" which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, Acroboo must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, inasmuch as we have filed the registration statement with respect to this prospectus.


Nevada Anti-Takeover laws
-------------------------

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.



Expenses of Issuance and Distribution
-------------------------------------

We have agreed to pay all expenses incident to the Distribution to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $     2
Legal fees and miscellaneous expenses*                          $ 5,000
Audit Fees                                                      $ 4,250
Transfer Agent Fees*                                            $ 1,900
Printing*                                                       $   348
                                                                -------
Total                                                           $11,500
                                                                =======

*Estimated Expenses.



                                  DIVIDEND POLICY
                                  ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.


                                 TRANSFER AGENT
                                 --------------

We are currently utilizing the services of Pacific Stock Transfer Co., 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, Telephone:
(702) 361-3033. Pacific Stock Transfer serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.


                                   LEGAL MATTERS
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.


                                     EXPERTS
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by De Joya Griffith & Company, LLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel
-------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or distribution of the common stock was employed on a contingency basis or had, or is to receive, in connection with the distribution, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of AcroBoo, Inc. in consideration of his participation and managing of the business of the company since its incorporation.


                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Acroboo. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

                              FINANCIAL STATEMENTS
                              --------------------

                                 AcroBoo, Inc.

                              FINANCIAL STATEMENTS
                               September 30, 2010
                                      and
                               December 31, 2010






TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

Fiscal Year ending September 30, 2010 (audited)
-----------------------------------------------

                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6

For Quarter ending December 31, 2010 (unaudited)
------------------------------------------------

Balance Sheets                                                     F-1b
Statements of Operations                                           F-2b
Statements of Cash Flows                                           F-3b
Notes to Financials                                                F-4b



                        De Joya Griffith & Company, LLC

                  CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            -------------------------------------------------------


To the Board of Directors and Stockholders
Acroboo, Inc.
Tampa, Florida 33607

We have audited the accompanying balance sheet of Acroboo, Inc. (A Development Stage Company) as of September 30, 2010, and the statements of operations, stockholders' deficit and cash flows from Inception (June 14, 2010) through September 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acroboo, Inc. (A Development Stage Company) as of September 30, 2010, and the results of its operations and cash flows from Inception (June 14, 2010) through September 30, 2010, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not commenced its planned operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


De Joya Griffith & Company, LLC


/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
November 1, 2010

                                   F-1a

                               AcroBoo, Inc.
                       (A Development Stage Company)
                               Balance Sheet


                                                         September 30,
                                                              2010
                                                         -------------
Assets

Current assets:
   Cash and equivalents                                  $          -
                                                         -------------
     Total current assets                                           -

Total assets                                             $          -
                                                         =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accrued expense and accounts payable                         1,500
                                                         -------------
     Total current liabilities                                  1,500

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, none issued and outstanding
    as of 9/30/10                                                   -
   Additional paid-in capital                                   3,075
   Deficit accumulated during development
    stage                                                      (4,575)
                                                         -------------
   Total stockholders' equity                                  (1,500)
                                                         -------------
Total liabilities and stockholders' equity               $          -
                                                         =============





   The accompanying notes are an integral part of these financial statements.

                                      F-2a

                              AcroBoo, Inc.
                       (A Development Stage Company)
                          Statement of Operations

                                                              Inception
                                                            (June 14, 2010)
                                                            to September 30,
                                                                 2010
                                                            ----------------
Revenue                                                     $             -
                                                            ----------------

Expenses:
Organizational costs                                                  4,575
                                                            ----------------
   Total expenses                                                     4,575
                                                            ----------------

Net loss                                                    $        (4,575)
                                                            ================

Weighted average number of
 common shares outstanding                                                0
                                                            ================

Net loss per share                                          $         (0.00)
                                                            ================










  The accompanying notes are an integral part of these financial statements.

                                      F-3a

                              AcroBoo, Inc.
                       (A Development Stage Company)
                     Statement of Stockholders' Equity
       For the Period from Inception (June 14, 2010) to September 30, 2010


               Preferred                                  (Deficit)
                 Stock          Common Stock   Additional Accumulated   Total
           ------------------ ------------------ Paid-in  During  Stockholders'
            Shares   Amount    Shares   Amount  Capital  Development   Deficit
           ---------- ------- ---------- ------- -------- ---------- ----------
Inception
June 14, 2010      -  $    -          -  $    -  $     -  $       -  $        -

Contributed
Capital            -       -          -       -    3,075                 3,075

Net loss           -       -          -       -        -     (4,575)    (4,575)
           ---------- ------- ---------- ------- -------- ---------- ----------

Balance,
 Sept 30, 2010     -  $    -          -  $    -  $ 3,075  $  (4,575) $  (1,500)
           ========== ======= ========== ======= ======== ========== ==========












  The accompanying notes are an integral part of these financial statements.

                                      F-4a

                              AcroBoo, Inc.
                       (A Development Stage Company)
                          Statement of Cash Flows


                                                               Inception
                                                            (June 14, 2010)
                                                            to September 30,
                                                                 2010
                                                            ----------------
Cash flows from operating activities:
Net loss                                                    $        (4,575)
Adjustments to reconcile net loss to net cash used
  by operating activities:
     Increase(decrease) in:
       Accounts payable                                               1,500
                                                            ----------------

Net cash used by operating activities                                (3,075)
                                                            ----------------


Cash flows from financing activities:
Contributed capital                                                   3,075
                                                            ----------------
Net cash provided by financing activities                             3,075
                                                            ----------------

Net increase (decrease) in cash                                           -
Cash - beginning                                                          -
                                                            ----------------
Cash - ending                                               $             -
                                                            ================

Supplemental disclosures:
   Interest paid                                            $             -
                                                            ================
   Income taxes paid                                        $             -
                                                            ================






  The accompanying notes are an integral part of these financial statements.

                                      F-5a

                               AcroBoo, Inc.
                       (A Development Stage Company)
                       Notes to Financial Statements


NOTE 1.   General Organization and Business

The Company was organized June 14, 2010 (Date of Inception) under the laws of the State of Nevada, as AcroBoo, Inc. The Company was incorporated as a subsidiary of Jagged Peak, Inc., a Nevada corporation. Jagged Peak, Inc. was incorporated November 12, 1999, and, at the time of spin off was listed on the Over the Counter Bulletin Board. The Company is a Development Stage Company as defined by Guide 7 of the Securities Exchange Commission's Industry Guide and FASB ASC 915 "Development Stage Entities".

Upon obtaining a Notice of Effectiveness from filing a Registration Statement with the U.S. Securities and Exchange Commission, the record shareholders of Jagged Peak, Inc. will receive one (1) common share, par value $0.001, of AcroBoo, Inc. common stock for every share of Jagged Peak, Inc. common stock owned. The AcroBoo, Inc. stock dividend will be based on 1,602,096 shares of Jagged Peak, Inc. common stock that are issued and outstanding as of the record date. Since AcroBoo, Inc. business is related to computer services whereas Jagged Peak, Inc.'s business was related to e-business software, the Jagged Peak, Inc. directors decided it was in the best interest of Jagged Peak, Inc. and AcroBoo, Inc.'s shareholders to spin off AcroBoo, Inc. to minimize any potential of conflict of interest, in accessing funding.

The spin-off will valued at par value since the company holds no assets, is uncertain as to future benefit, the stock is not trading, and the company has not received a stock symbol.



NOTE 2.    Summary of Significant Accounting Policies

The Company has no cash assets and no current liabilities as of September 30, 2010. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.



                                      F-6a

                                AcroBoo, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for services.

Fair Value Accounting
---------------------
As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

  Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

  Level 2 Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

  Level 3 Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

                                   F-7a

                                AcroBoo, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected September 30 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                      F-8a

                                 AcroBoo, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 4 - Stockholders' Equity

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

There have been no issuances of common or preferred stock.

On June 14, 2010, a director of the Company contributed capital of $3,075 for incorporating and audit fees.

NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of September 30, 2010, the Company had net operating loss carry forwards of $4,575 that may be available to reduce future years' taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030.


                                      F-9a

                                  AcroBoo, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 6.    Provision for Income Taxes (continued)

Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2010:

                                                    2010
                                                  --------
Deferred tax assets:
Net operating loss carry forward                  $   4,575

     Total deferred tax assets                        1,601
Less: valuation allowance                            (1,601)
Net deferred tax assets                           $      -
                                                  ---------

The valuation allowance for deferred tax assets as of September 30, 2010 was $1,601. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2010.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (35.0%)
                   Valuation reserve                35.0%
                                                   ------
                   Total                               -%


NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.


                                     F-10a

                                 AcroBoo, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8.   Recent Accounting Pronouncements

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740):
Accounting for Certain Tax Effects of the 2010 Health Care Reform
Acts. After consultation with the FASB, the SEC stated that it "would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act". The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives. The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity's first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic
855): Amendments to Certain Recognition and Disclosure Requirements. This amendment addresses both the interaction of the requirements of this Topic with the SEC's reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4). All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.


                                      F-11a

                               AcroBoo, Inc.
                       (A Development Stage Company)
                              Balance Sheets


                                                 December 31,  September 30,
                                                    2010           2010
                                                 (Unaudited)     (Audited)
                                                -------------  -------------
Assets

Current assets:
   Cash and equivalents                         $          -   $          -
                                                -------------  -------------
     Total current assets                                  -              -

Total assets                                    $          -   $          -
                                                =============  =============

Liabilities and Stockholders' Deficit

Current liabilities:
   Accrued expense and accounts payable                    -          1,500
                                                -------------  -------------
     Total current liabilities                             -          1,500
                                                -------------  -------------
Total liabilities                                          -          1,500
                                                -------------  -------------

Stockholders' deficit:
   Preferred stock, $0.001 par value, 5,000,000
    shares authorized, none issued and
    outstanding                                            -              -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, none issued and outstanding         -              -
   Additional paid-in capital                          4,575          3,075
   Deficit accumulated during development
    stage                                             (4,575)        (4,575)
                                                -------------  -------------
   Total stockholders' deficit                             -        (1,500)
                                                -------------  -------------
Total liabilities and stockholders' deficit      $          -   $          -
                                                =============  =============

   The accompanying notes are an integral part of these financial statements.

                                     F-1b

                              AcroBoo, Inc.
                       (A Development Stage Company)
                          Statements of Operations
                               (Unaudited)


                                           For the three       Inception
                                            months ended     (June 14, 2010)
                                            December 31,     to December 31,
                                                2010              2010
                                          ----------------  ----------------
Revenue                                   $             -   $             -
                                          ----------------  ----------------

Expenses:
Organizational costs                                    -             4,575
                                          ----------------  ----------------
   Total expenses                                       -             4,575
                                          ----------------  ----------------

Net loss                                  $             -  $        (4,575)
                                          ================  ================

Weighted average number of
 common shares outstanding                              -                 -
                                          ================  ================

Net loss per share                        $         (0.00)  $         (0.00)
                                          ================  ================










  The accompanying notes are an integral part of these financial statements.

                                     F-2b

                              AcroBoo, Inc.
                       (A Development Stage Company)
                          Statements of Cash Flows
                               (Unaudited)


                                           For the three       Inception
                                            months ended     (June 14, 2010)
                                            December 31,     to December 31,
                                                2010              2010
                                          ----------------  ----------------
Cash flows from operating activities:
Net loss                                  $             -  $        (4,575)
Adjustments to reconcile net loss to net cash used
  by operating activities:
     Increase(decrease) in:
       Accounts payable and accrued
          expense                                  (1,500)                -
                                          ----------------  ----------------

Net cash used by operating activities              (1,500)           (4,575)
                                          ----------------  ----------------


Cash flows from financing activities:
Contributed capital                                 1,500             4,575
                                          ----------------  ----------------
Net cash provided by financing activities           1,500             4,575
                                          ----------------  ----------------

Net increase (decrease) in cash                         -                 -
Cash - beginning                                        -                 -
                                          ----------------  ----------------
Cash - ending                             $             -   $             -
                                          ================  ================

Supplemental disclosures:
   Interest paid                          $             -   $             -
                                          ================  ================
   Income taxes paid                      $             -   $             -
                                          ================  ================


  The accompanying notes are an integral part of these financial statements.

                                    F-3b

                               AcroBoo, Inc.
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2010
                                (Unaudited)


NOTE 1 - FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 2010 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 2010 audited financial statements filed therewith along with the amended S-1 registration statement. Operating results for the three months ended December 31, 2010 are not necessarily indicative of the
results that may be expected for the year ending September 30, 2011.   The
Company is a development stage company, as defined in FASB ASC 915 "Development Stage Entities."


NOTE 2 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has an accumulated deficit since inception of $4,575. The Company has not generated any revenues to date, and its ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's products, to provide financing for marketing and promotion and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.


                                     F-4b

                               AcroBoo, Inc.
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2010
                                (Unaudited)


NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Cash and Cash Equivalents
-------------------------
The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Use of Estimates
----------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising
-----------
Advertising costs are expensed when incurred. The Company has not incurred any advertising expenses since inception.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end
--------
The Company's fiscal year-end is September 30.


                                      F-5b

                               AcroBoo, Inc.
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2010
                                (Unaudited)


Recent Accounting Pronouncements
--------------------------------

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.


NOTE 4 - Stockholders' Deficit

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

There have been no issuances of common or preferred stock.

On June 14, 2010, a director of the Company contributed capital of $325 for incorporating fees.

On July 21, 2010, a director of the Company contributed capital of $2,750 for audit fees.

On October 28, 2010, a director of the Company contributed capital of $1,500 for audit fees.


NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.




                                     F-6b

                      [BACK COVER PAGE OF PROSPECTUS]


                               April 7, 2011


                                PROSPECTUS



                               AcroBoo, Inc.


                               Common Stock


                            1,602,096 Shares of
                               Common Stock